Reference: Section 17(a)iv








                        LEASE AND ADDENDA FOR BUILDING #7
                                       AND
                               FIVE ACRES OF LAND

                        (PRECAST PLANT AND STORAGE YARD)

                                ADDENDUM TO LEASE

         This is an addendum to that certain Lease dated December 20, 1996, between CROWN WEST REALTY, L.L.C., as lessor, and CXT, INCORPORATED, as lessee, pursuant to which the lessee leased from the lessor Building No. 7 and approximately five acres of land.

 Paragraph 5.1 of the said Lease is hereby amended to read as follows:

 5.1 Option to Terminate This Lease Lessee is hereby granted the one-time option to terminate this Lease effective December 31, 1999, by giving the lessor not less than 90 days' prior written notice, said notice to be accompanied by a payment of $100,000.00 which, should said option to terminate be exercised, constitutes the consideration for the early termination of this Lease.

 DATED this _____ day of _________,1998.

 CROWN WE REALTY, L.L.C.

 By: _____________________                        By: ________________________
 Title: President                                      Title: President


 STATE OF WASHINGTON
                                    )ss.
 County of Spokane

     On this day personally appeared before me RICHARD D. ROLLNICK, and on oath stated that he was authorized to execute the instrument and acknowledged it as the President of CROWN WEST REALTY,, L.L.C.; to be the free and voluntary act of such party for the uses and purposes therein mentioned.

 GIVEN under my hand and official seal this ______ day of ________________.




Name Printed: _________________
NOTARY PUBLIC in and for the State of Washington, residing at Spokane.

Appointment Expires:____________

 STATE OF WASHINGTON

                                    )ss. county of Spokane

          On this day personally appeared before me JOHN G. WHITE, and on oath stated file he was authorized to execute the instrument and acknowledged it as the President of CXT, INCORPORATED, to be the free and voluntary act of such party the uses and purposes therein mentioned.

 OQ

 GIVEN under my hand and official seal this ___________ of ______________ 1998.



Name Printed.__________________ I
NOTARY PUBLIC in and for the State
of Washington, residing at Spokane.

Appointment Expires:

                                      LEASE


                            CROWN WEST REALTY, L.L.C.
                                     Lessor


                                CXT INCORPORATED
                                     Lessee


                            Dated: December 20, 1996

 Page No.

 13.2 Pre-approved Additions .........................................6
 13.2.1 Batch Plant ..................................................6
 13.2.2 Rail Line ....................................................6
 13.2.3 Additional Cranes ............................................6
 13.2.4 Hot Oil Heat Exchangers ......................................6
 13.2.5 Exterior 33-Ton Crane ........................................6
 14.    Repairs or Services by Lessor ....... . . . . . . . . . . . . 7
 14.1   Building Repair . . . . . . . . . . . . . . . . . ........... 7
 14.2   Services . . . . . . . . . . . . . . . . . . ........... . . .7
 15.    Repairs by Lessee . . . . . . . . . . .... . . . . . . . . . .7
 16.    Surrender on Termination . . . . . . . . ....... . . . . . . .7
 17.    Mechanic's Liens                                              8
 18.    Signs, Lights and Sounds                                      8
 19.    Displays of Merchandise ......................................8
 20.    Streets, Parking Areas and Rules ........... . . . . . . . . .8
 21.    Access . . ... . . . . . . . . . . . . . . . . . . . . . . . .9
 22.    Utilities . . . . . .... . . . . . . . . . . . . . . . . . . .9
 23.    All Charges Deemed Rent . ......... . . . . . . . . . . . . . 9
 24.    Indemnification and Insurance ................................9
 24.1   In General ...............                                    9
 24.1.1 Acts or Omissions ............................................9
 24.1.2 Accidents ...................................................10
 24.1.3 Breach of Lease .............................................10
 24.1.4 Lessor's Performance ........................................10
 24.1.5 Hazardous Substances ........................................10
 24.2   Lessee Liability Insurance ..................................10
 24.3   Notice of Claim .............................................11
 24.4   Waiver by Lessee ............................................11
 25.    Insurance and Waiver of Subrogation .........................11
 26.    Damage/Rebuilding                                            12
 27.    Condemnation                                                 12
 28.    Taxes, Assessments and Insurance Premiums                    13
 28.1   Reimbursement ...................................            13
 28.2   Lessee's Taxe                                                13
 29.    Non-waiver of Breach                                         14
 30.    Default                                                      14
 31.    Litigation Costs/Venue                                       14
 32.    Removal of Personal Property by Lessee                       14
 33.    Removal of Property by Lessor                                15
 34.    Loading Platforms .......................................... 15
 35.    Insolvency ..................................................15
 36.    Assignments and Subletting . ...... .........................15
 36.1   Consent Required . . .. . . . . . . . . . . . . .            15
 36.2   Change in Lessee Ownership . . . . . . . . . . . . ..... . . 15
 36.3   Request for Consent . . . . . . . . . . . . . . .............15
 36.4   Reimbursement of Costs ......................................16
 36.5   Withholding Consent .........................................16
 36.6   Conditions of Consent ............................           16
 36.7   Increased Rent Shared .......................................16
 36.8   Submit Documents ............................................16
 36.9   Assignee Bound ...................................           16
 36.10  Lessee Remains Obligated ....................................16
 36.11  Additional Notice ...........................................16
 36.12  Joint Liability .............................................17
 36.13  Default .....................................................17
 37.    Statements by Lessee . . . . . . . . . . . . . .......... . .17
 38.    Subordination . . . . . . . . ...... . . . . . . . ..........17
 39.    Short Form Lease . . . . . . . . . . . . . . . . ...... . . .17

                                      LEASE

 This Lease made and entered into this 20th day of December, 1996, between CROWN WEST REALTY, L.L.C. hereinafter referred to as "Lessor", and CXT INCORPORATED, a Delaware corporation, hereinafter referred to as "Lessee",

                                   WITNESSETH:

 It is agreed by and between Lessor and Lessee as follows:

 1. Description of Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those certain premises, hereinafter referred to as "Premises", situated in Spokane County, State of Washington, described as:
 Building #7 comprising approximately 120,000 square feet and approximately rive acres of land to be used for storage immediately east of Building #7, across 5th Street, (See Exhibit B attached) located at 3808 N. Sullivan Road being part of an organized industrial district commonly referred to as the "Spokane Business & Industrial Park," hereinafter referred to as the "Park" as shown on the attached Exhibit A and more particularly described as follows:

 The South Half of Section 1, and that portion of Section 12 lying North of the Northerly right of way line of the Spokane International Railroad, Township 25 North, Range 44 East of the Willamette Meridian, County of Spokane, State of Washington.

 The Lessee may use the five acres to store material. All materials shall be stored in a neat and secure manner. Except for those improvements which the Lessor specifically agrees to provide, as set forth in this Lease, the Lessee shall be responsible for the installation, construction and maintenance of all improvements to the Premises.

 Lessee shall have the right to cross 5th Street between the said five-acre parcel and Building 7 without going to an intersection, provided that north-south traffic on 5th Street has the right of way and Lessee's vehicles thus crossing 5th Street shall not unreasonably impede north-south traffic on 5th Street.

     2. Term. The term of this Lease shall be 76 months, commencing on the 1st day of December, 1996 and ending on the 31st day of March, 2003.

     3. Rent. The monthly base rent which includes base year taxes, assessments, insurance and common area costs, except as provided in paragraph 28, shall be as follows:

 December 1, 1996 through March 31, 1997                              $     0.00
 April 1, 1997 through October 31, 1997                               $15,600.00
 November 1, 1997 through September 30, 1998                          $16,800.00
 October 1, 1998 through September 30, 1999                           $20,400.00

 October 1, 1999 through September 30, 2000                           $20,400.00
 October 1, 2000 through September 30, 2001                           $21,600.00
 October 1, 2001 through September 30, 2002                           $21,600.00
 October 1, 2002 through March 31, 2003                               $24,000.00

 Said rental for each month shall be paid to Lessor monthly in advance on or before the first business day of the month for which said rent is due at the office of Lessor at the Park.

 A late charge of 1%% of the delinquent amount will be added to all amounts of base rent and additional due that are not received by the tenth of the month in which they are due.

 4. Option To Extend. Lessee is hereby granted options to extend this Lease for two additional five-year terms upon all of the terms and conditions, except rent, as provided in this Lease, modified only as necessary to conform to applicable laws and regulations; provided that the Lessee is, both at the time of exercising an option to extend and at the time of commencement of the extended term, not in material default under the then-current lease. In order to exercise an option to extend, the Lessee must give written notice to the Lessor not less than 150 days prior to the expiration of the then-current lease term.

 The base rent during the option terms, if exercised, shall be as follows:

      April 1, 2003 through March 31, 2004             $31,200.00
      April 1, 2004 through March 31, 2005             $32,292.00
      April 1, 2005 through March 31, 2006             $ 33,422.00
      April 1, 2006 through March 31, 2007             $34,592.00
      April 1, 2007 through March 31, 2008             $ 35,803.00
      April 1, 2008 through March 31, 2009             $37,056.00
      April 1, 2009 through March 31, 2010             $38,353.00
      April 1, 2010 through March 31, 2011             $ 39,695.00
      April 1, 2011 through March 31, 2012             $41,084.00
      April 1, 2012 through March 31, 2013             $42,522.00

 5.Options To Terminate.

          5.1 This Lease. Lessee is hereby granted the one-time option to terminate this Lease effective on February 28, 1999, by giving Lessor not less than 150 days' prior written notice. If said option to terminate is exercised, Lessee shall pay Lessor $32,500.00, representing reimbursement to Lessor of $15,000.00, being 50% of the amount that the Lessor has agreed to pay toward the cost of repairing cranes; plus $17,500.00, being approximately 50% of the cost incurred by Lessor in complying with paragraph 10.7.

          5.2 S-20 Lease. Lessee is currently leasing Building #S-20, on Lot 18, BSP 88-21 from Lessor pursuant to a Lease dated November 1, 1991. Provided that Lessee does not exercise its option to terminate this Lease as provided in paragraph 5. 1, Lessee is hereby granted the option to terminate the said Lease of Building #S-20 effective on either December 31, 1998, or December 31, 1999, by giving written notice to Lessor not less than 150 days prior to the termination date, which shall be stated in the notice, and by paying Lessor the sum of $4,800.00 per month on the first business day of each month, commencing in the month of January immediately following the termination date and continuing through March, 2003. Late charges would apply if not paid on time, the same as with rent.*

 *Should Lessee exercise its option to terminate its lease for Building #S-20 under this paragraph #5.2, then Lessee's option to terminate this lease for Building #7 under paragraph #5.1 shall expire and become null and void.

 6. Possession/Peaceful Enjoyment. Lessee shall be entitled to possession of the Premises on December, 1, 1996, it being recognized that the prior tenant of Building #7 is in the process of moving out so that the Lessee will not have full use of the Premises until the prior tenant finishes moving out. Except as provided above, the Lessee shall have peaceful and quiet enjoyment throughout the term of this Lease and any exercised option terms, all subject to the Lessee performing its obligations under this Lease.

 7. Holding Over. If the Lessee shall, with the written consent of Lessor, hold over after the expiration of the term of this Lease, or any exercised option term, such tenancy shall be on a month-to-month basis, and may be terminated as provided by the laws of the State of Washington. During such tenancy, Lessee agrees to pay to the Lessor the rental rate set forth in the written consent, and to be bound by all the terms, covenants and conditions of the lease then in effect. If the Lessee holds over without the written permission of the Lessor, Lessee shall be tenant at sufferance and shall pay base rent on a daily basis at a rate per day equal to 5% of the monthly rent then in effect.

 8.       Lease Deposit. Waived.

 9. Business Purposes. The Premises are to be used for the purpose of conducting therein and thereon the following business: The manufacture of concrete products, steel fabrication, equipment repair and other related manufacturing activities, and the storage of related materials and products, and for none other without the prior written consent of Lessor. Lessee shall promptly notify Lessor of any proposed change in use of the Premises, but in no event later than 14 days prior to said proposed change. Lessor's consent to any proposed change shall not to be unreasonably withheld or delayed.

 10.     Acceptance of Premises.

          10.1 As Is. Except as otherwise specifically provided in this Lease, Lessee, having made a careful and complete inspection of the Premises, accepts said Premises strictly "AS IS" in their present condition and without any representations or warranties, express or implied, as to their condition or suitability for Lessee's intended use.

          10.2 Existing Cranes. There are presently three ten-ton cranes installed in Building #7 which the parties recognize are in need of repair. The Lessee will, within a reasonable time, perform all repairs necessary to put the cranes in good working order and in compliance with applicable laws and regulations. The Lessor will reimburse the Lessee for the cost of such under this paragraph #5.2, then Lessee's option to terminate this lease for Building #7 under paragraph #5.1 shall expire and become null and void.

 repairs to the extent of $30,000.00. Thereafter the Lessee shall maintain said cranes in good working order throughout the term of this Lease and any extensions or renewals thereof.

          10.3 Office HVAC. The Lessor represents that the HVAC system for the office area is in normal operating condition. The Lessor will perform any repairs necessary to put the office HVAC system in normal operating condition, provided that the need for repair is called to the Lessor's attention by written notice given not later than December 13, 1996. Thereafter the Lessee shall maintain said HVAC system in good working order throughout the term of this Lease and any extensions or renewals thereof. Lessor shall provide Lessee with a report from a licensed HVAC contractor certifying that both the heating and air conditioning aspects of the HVAC system are in good operating condition at the commencement of this Lease.

          10.4 New Doors. The Lessor will, within a reasonable time, and in no event later than January 31, 1997, install four additional electrically operated truck access doors as shown on Exhibit C attached. Upon completion of the installation of all four doors, the Lessee will reimburse the Lessor for the cost thereof to the extent of $10,500.00.

          10.5 Existing Doors. All existing overhead doors, man doors and windows shall be in good operating condition as of the commencement of this Lease. The Lessor will perform any repairs necessary to make such doors and windows in operating condition, provided that the need for repair is called to the Lessor's attention by written notice given not later than December 13, 1996. Thereafter the Lessee shall maintain said doors and windows in good working order throughout the term of this Lease and any extensions or renewals thereof.

          10.6 Overhead Power Line. The Lessor will, upon the written request of the Lessee given at any time during the first year of this Lease, and at the Lessee's cost, relocate the existing overhead power line at the east end of the building so as to provide reasonable 'clearance for the Lessee's equipment moving in and out of Building #7.

          10.7 Gravel. The Lessor will grade the five-acre parcel which is part of the Premises and will remove topsoil, black dirt and organic matter in order to establish a firm mineral soil base and will install three inches of7/s " or 11/4" minus crushed gravel, all within a reasonable time, and as weather permits.

          10.8 Paving. The Lessor will, within a reasonable time, and not later than June 30, 1997, asphalt pave the area between the east end of Building #7 and 5th Street.

          10.9 5th Street Gate. The Lessor will, within a reasonable time, and not later than February 28, 1997, install a gate for access to the Park from 5th Street. The gate will be locked other than during general business hours. The gate will be controlled by an access card system or similar device. A reasonable number of access cards or similar access devices will be checked out to the Lessee so that the Lessee will have access to Building #7 from 5th Street at all times.

          10. 10 Interior Rail Line. Lessor will, upon receipt of such funds from the prior tenant, reimburse Lessee to the extent of $5,000.00 of the Lessee's cost of reinstalling interior continuous rail line in accordance with plans approved by Lessor, such approval not to be unreasonably withheld or delayed.

 11. Compliance with Laws. Lessee shall, at all times, and at its sole expense, keep and use the Premises in accordance with applicable laws and ordinances and in accordance with applicable directions, rules and regulations of public bodies or entities. Lessee shall not overload the floors, cranes or other parts of the Premises, and shall permit no waste of, or damage or injury to, the Premises, and will not permit the Premises to be used in any way which is unlawful, offensive or dangerous, or which may be, or become, a nuisance, or in any manner which is, by reason of the emission of dust, odor, gas, fumes, smoke, or noise, noxious or offensive to a person of normal sensibilities occupying space in an industrial park or in a manner that significantly increases the risk of fire. The Lessee's use of concrete vibrators in the ordinary course of its business shall not constitute a violation of this paragraph.

 12. General Obligations of Lessee. Lessee shall, at all times, keep the Premises, loading platforms, parking area, and service areas adjacent to the Premises clean and free from snow, ice, ash, rubbish, dirt, and unlawful structures and shall store all products, materials (hazardous or otherwise), dangerous substances, trash and garbage securely within the Premises. Lessee shall arrange for weekly (or more often if needed) pick-up of such trash and garbage as may be generated by Lessee, all at the Lessee's expense. Lessee may install a waste dump area on the south side of Building #7 in accordance with plans approved by Lessor, such approval not to be unreasonably withheld or delayed. Should Lessee fail to remove trash, garbage, refuse or materials from any location outside of the Premises within three days after written notice from Lessor, Lessor, at its option, may remove such items at Lessee's expense. Lessee agrees to hold Lessor harmless from any loss or damage resulting from Lessor's removal of any such items. Lessee shall permit no animals to be kept on the Premises.

 13.     Alterations.

          13.1 Consent Required. Lessee shall not, without the prior written consent of Lessor, make any alterations, additions, or improvements in or to said Premises, which consent shall not be unreasonably withheld or delayed. Lessor's consent may be conditioned on an agreement (a) that the same will be removed by the Lessee at the termination of this Lease, or (b) that the same will be maintained in good repair by the Lessee and left on the Premises at the termination of this Lease. Lessee shall make no perforations in the building shell without prior review and approval of a duly licensed structural engineer and the prior written approval of the Lessor. Trade fixtures, appliances and equipment shall not be deemed alterations, additions or improvements unless the removal of the same would do material damage to the Premises. Unless specifically agreed to by Lessor in writing, Lessee shall not be compensated in any manner for an alteration, addition, or improvement to the Premises. Should Lessee fail to request written consent from Lessor at least 14 days prior to initiation of alterations, additions, or improvements, Lessee shall, at Lessor's option, be obligated to pay all costs incurred by

 Lessor associated with performing a due diligence evaluation of Lessee's proposal, including without limitation the cost of Lessor's employees and the costs of legal, engineering and architectural services.

          13.2 Pre-approved Additions. The following alterations, additions and improvements are hereby approved by the Lessor, all to be performed at the sole cost and expense of the Lessee and in accordance with plans approved by the Lessor prior to the commencement of the work, approval not to be unreasonably withheld:

                   13.2.1 Batch Plant. Lessee may erect a concrete batch plant and wash down sump on the west or south side of Building #7 in accordance with plans approved by Lessor, such approval not to be unreasonably withheld or delayed. Lessee's plans shall include, but not be limited to, the precise area to be occupied, the design of the structure and final paint color. All construction shall be subject to environmental approvals, governmental approvals and building permits. On the termination of this Lease the Lessee may, and will, if so requested by Lessor, remove the batch plant and restore the area, including parking, to its prior condition. Lessee shall give notice to Lessor at least 30 days prior to the termination of this Lease as to whether or not it elects to remove the batch plant. Within 30 days after receipt of such notice or, if no notice is given, then within 30 days after the termination of this Lease, Lessor may notify Lessee that Lessee is required to remove the said batch plant

                   13.2.2 Rail Line. Lessor will make available to Lessee, at no cost, all rail and switch material currently in its possession, which is not presently being used or specifically planned for future use, for the purpose of constructing approximately 1,000 feet of rail line in Building #7 and on the five-acre parcel. The installation will be in accordance with plans approved in writing by the Lessor prior to the commencement of the work, approval not to be unreasonably withheld or delayed. The rail line, as thus installed, will be left in place on termination of this Lease.

                   13.2.3 Additional Cranes. Lessee may install additional cranes in the two, 39-foot span wing bays. Lessee will provide all steel supports, duct bar and the cranes themselves. All such installation will be in accordance with plans approved by the Lessor prior to the commencement of the work, approval not to be unreasonably withheld or delayed. Lessee may, and will, if so requested, in the same manner as provided in paragraph 13.2. 1, remove all such installations and restore the Premises to its prior condition.

                   13.2.4 Hot Oil Heat Exchangers. Lessee may install a Hot Oil Exchanger(s) inside the building, subject to all state, local and environmental inspections and approvals, and approval of plans by Lessor prior to the commencement of the work, approval not to be unreasonably withheld. Lessee may, and will, if so requested, in the same manner as provided in paragraph 13.2. 1, remove all such installations and restore the Premises to its prior condition.

     13.2.5 Exterior 33-Ton Crane. Lessee may install a 33-ton overhead bridge crane with supporting steel structure at the east end of Building #7 utili2ing the existing concrete pillars. Lessee may, and will, if so requested by Lessor, in the same manner as provided in paragraph 13.2.1, remove the same and the concrete pillars, at the termination of this Lease.

 14.      Repairs or Services by Lessor.

          14.1 Building Repair. Lessor shall, throughout the terms of this Lease and any exercised renewal term, keep in good order, condition, and repair the foundation, exterior walls (except the interior faces thereof), sprinkler system, if any, down spouts, gutters, and roof of the Premises, except for repairs necessitated or caused by any act or negligence of Lessee, its employees, agents, invitees, licensees or contractors. Lessee shall be liable for repairs necessitated by such negligence only to the extent of the deductible amount under any policy of property damage insurance maintained by Lessor, not to exceed the sum of $25,000, provided, however, that there shall be no obligation to make such repairs as are the obligation of the Lessor, until after the expiration of five days' written notice from Lessee to Lessor of the need thereof.

          14.2 Services. At any time during the Lease or any exercised option term, should Lessee request any special services from Lessor not otherwise provided for in this agreement, and if the services are of such a nature that the Lessor can reasonably provide them, Lessor will use its best efforts to provide said special services. Lessee shall be obligated to reimburse Lessor for all reasonable costs incurred in providing said services. Reasonable costs shall include but not be limited to such things as attorney fees, engineering services, and other professional fees, salary and benefits for employees of the Lessor and third parties employed by Lessor to provide such special services. The term "special services" includes, but is not limited to, such things as negotiations with financial institutions servicing Lessee, execution of Consent and Waiver Agreements, and emergency response assistance by employees or independent contractors employed by Lessor who assist Lessee in preventing or reducing damage to the Premises for which Lessee is responsible.

 15. Repairs by Lessee. Except as otherwise provided, Lessee shall keep and maintain said Premises in a neat, clean and sanitary condition and in as good condition as at the inception of this Lease or as they may be in at any time during the continuance of this Lease, including without limitation all HVAC systems and equipment, all electrical wiring and fixtures, all cranes, all plumbing and sewage facilities and all windows, overhead doors and man doors, docks and appurtenances, within or attached to Building #7 or on the Premises. Lessee's duty to repair shall include replacement of parts or components of the Premises, or fixtures in the Premises that cannot be repaired. In the event Lessee fails to promptly undertake and reasonably complete repairs required under this paragraph, Lessor may, at its option, make the repairs at the expense of Lessee and the cost of the repairs shall be additional rent and shall be immediately due and payable.

 16. Surrender on Termination. At the expiration of this Lease or its earlier termination, Lessee shall, without notice, turn in all keys and access cards, or similar devices, and re-deliver possession of said Premises to Lessor broom clean and in as good condition as they were in at any time during the Lease term, including any exercised option, ordinary wear and tear and damage by insured peril or uninsured casualty not the fault of the Lessee, excepted.

 17. Mechanic's Liens. Lessee agrees to pay when due all sums that may become due for any labor, services, materials, supplies, or equipment furnished at the instance of the Lessee, in, upon or about the Premises and which may be secured by any mechanic's, materialman's or other lien against the Premises and/or Lessor's interest therein, and will cause each such lien to be fully discharged and released at the time of any obligation secured by any such lien matures and/or becomes due; provided that if the Lessee in good faith disputes the claim of lien the Lessee may pursue such dispute in any lawful manner, provided that it bonds against such lien to the Lessor's reasonable satisfaction.

 18. Signs, Lights and Sounds. Lessee shall not erect or install any exterior signs or symbols without Lessor's prior written consent. Lessee shall not use any advertising media or other media, such as loudspeakers, phonographs or radio broadcasts, that may be deemed objectionable to Lessor or other tenants of the Park, or that can be heard outside the Park. Lessee shall not install any exterior lighting, shades or awnings or any exterior decorations or paintings, or build any fences or make any changes to the exterior portions of the Premises without Lessor's consent. Any signs or symbols so placed on the Premises shall be removed by the Lessee at the termination of this Lease and the Lessee shall repair any related damage or injury to the Premises. If not so removed by Lessee, the Lessor may have the same removed and repairs performed at Lessee's expense.

 19. Displays of Merchandise. Lessee shall not keep or display any merchandise on, or otherwise obstruct, any street, loading platforms or areaways adjacent to the Premises, except that Lessee may store products, materials or merchandise in a neat and orderly manner in the area between the south wall of Building #7 and the rail line immediately south of Building #7. Lessee shall not otherwise store products, materials or merchandise in any areas outside of the Premises, provided that Lessee may, with Lessor's prior approval, such approval not to be unreasonably withheld or delayed, display its products at the primary entrance to Building #7, but not in such a way as to obstruct any street, platform or common areas.

 20. Streets, Parking Areas and Rules. Lessor shall keep the streets 20 feet on each side of the center lines and areas used in common by the tenants of the Park, as designated by Lessor from time to time, in reasonable repair and condition, including such snow removal as Lessor may reasonably deem necessary for normal access to the Premises. Lessor reserves the right to promulgate such reasonable rules and regulations relating to the use of the streets and parking areas within the Park as it may deem appropriate and for the best interests of all tenants and Lessee agrees to abide by such rules and to cooperate in the observance thereof. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee. Such rules and regulations may be amended by Lessor from time to time with or without advance notice and all such amendments shall be effective upon the delivery of a copy thereof to Lessee, provided that such rules and regulations shall not be amended in such a way as to impose an unreasonable financial burden on Lessee. Lessee shall not obstruct any portion of the common areas. Any violation of such rules and regulations by Lessee, its officers, agents, employees or invitees will constitute a breach of this Lease and entitle the Lessor to claim a default in the same manner and to the same extent as any other default under the Lease. Lessee shall comply with all rules and regulations of the applicable fire district or other governmental entities having jurisdiction over the Premises.

 21. Access. Lessor shall have free access to the Premises at all reasonable times for purposes of inspecting of the same or of making repairs, additions or alterations to said Premises but this right shall not constitute or be construed as an agreement on the part of Lessor to make any repairs, additions or alterations, except such as Lessor is obligated to make. Lessor shall have the right to place and maintain "For Rent" signs in a conspicuous place or places on the Premises and to show the Premises to prospective tenants for 90 days prior to the expiration or sooner termination of this Lease.

 22. Utilities. Lessee shall pay all charges for light, heat, water, gas, sewage, telephone and aquifer protection and other utilities which shall be provided to, or charged against, the Premises. In the event that electricity, heat, water, telephone or other utilities are furnished through Lessor, Lessee shall pay Lessor therefor according to Lessee's use thereof at the rates established therefor by Lessor, said rates to be no higher, however, than those which Lessee would be required to pay a third-party provider an available public utility company if it directly furnished such service to Lessee.

 23. All Charges Deemed Rent. All costs, expenses, and other charges which the Lessee assumes or agrees to pay pursuant to this Lease shall be deemed to be additional rent. In the event of a non-payment, Lessor shall have all the rights and remedies herein provided for in case of non-payment of rent.

 24.      Indemnification and Insurance.

          24.1 In General. Lessee releases and, subject to the provisions of paragraph 25, shall defend, indemnify and hold harmless Lessor, and each of its officers, directors, managers, members, owners, employees, agents and representatives, from and against all liabilities, obligations, damages, penalties, fines, judgments, claims, costs, charges, fees and expenses, including, but not limited to, costs of investigation and correction, costs of remediation or removal of hazardous materials, and reasonable architect, attorney and consultant fees and costs, which may be imposed upon, incurred by, or asserted against, Lessor or its officers, directors, members, owners, employees, agents or representatives by reason of any of the following:

                   24.1.1 Acts or Omissions. Any act or omission in, on, about or arising out of, or in connection with, the use, operation, maintenance and occupancy of the Premises or any part thereof, whether or not consented to by Lessor, by Lessee, or Lessee's agents, contractors, servants or employees (whether or not within the scope of their employment), licensees or invitees, except to the extent caused by the negligence or intentional misconduct of Lessor or its agents, contractors, subcontractors, servants or employees;
                   24.1.2 Accidents. Any accident, injury, casualty, loss, theft or damage whatsoever to any person or tangible property occurring in, on, about or arising out of, or in connection with, the use or occupancy by Lessee of the Premises, any common area, roadway, alley, basement, pathway, curb, parking area, passageway or space under or adjacent thereto arising from any cause or occurrence whatsoever, except to the extent caused by the negligence or intentional misconduct of Lessor or its agents, contractors, subcontractors, servants or employees;

                   24.1.3 Breach of Lease. Any failure on the part of Lessee or any of its agents, contractors, subcontractors, servants or employees to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease;

     24.1.4 Lessor's Performance. Any act performed by Lessor in the exercise of any of Lessor's rights under this Lease; or

                   24.1.5 Hazardous Substances. Any presence, release, discharge, disposal, dumping, spilling or leaking (accidental or otherwise), now or hereafter determined to be unlawful or subject to environmental laws or governmentally imposed remedial requirements, occurring on the Premises during the Lessee's occupancy thereof, of any hazardous, dangerous or toxic substance of any kind (whether or not now or hereafter regulated, defined or listed as hazardous, dangerous or toxic by any local, state, or federal government) into, onto or under the ground or the air, soil, surface water, or ground water thereof, or the pavement, structure, sewer system, fixtures, equipment, tanks, containers or personalty at the Premises, or from the Premises, into, onto orunder the Park or the property of others. Any violation of paragraph 42. The foregoing indemnity shall apply notwithstanding any provisions of federal, state or local law which provide for exoneration from liability in the event of settlement with any governmental agency, and notwithstanding Lessor's consent, knowledge, action or inaction with respect to the act or occurrence giving rise to such right of indemnity, provided that Lessee shall, in no event, have any liability with respect to any hazardous substances that are present on the Premises at the inception of this Lease. Lessor shall indemnify Lessee and hold Lessee harmless with respect to any liability with respect to any hazardous substances that are present on the Premises at the inception of this Lease.

          24.2 Lessee Liability Insurance. Lessee agrees to carry Commercial General liability insurance insuring both Lessee and Lessor, with insurance carriers satisfactory to Lessor, with not less than $2,000,000 single limit and providing a Certificate of Insurance evidencing the same with not less than a 30-day cancellation clause, provided, however, that Lessee's obligation to indemnify and hold harmless Lessor as provided in this paragraph shall be to the extent only of the degree of negligence attributable to Lessee, its officers, employees, agents, invitees, or guests. Such insurance certificate shall also include not less than $50,000 "Fire Damage" liability for damage to the Premises. In the alternative, Lessee may carry "Building Legal Liability Insurance Special Form" (insurance industry forms CP0040 and CP1030 or equivalent) against Lessee's liability (pursuant to paragraphs (14.1 and 25).

          24.3 Notice of Claim. If any action or proceeding is brought against Lessor or its officers, directors, managers, members, owners, employees, agents or representatives by reason of any claim indemnified under paragraph 24 Lessor shall promptly notify Lessee of such claim and Lessee, at Lessee's expense, shall immediately resist or defend such action or proceeding employing counsel approved by Lessor in writing, which approval shall not be unreasonably withheld. In connection with any such action brought against Lessor by any one or more of Lessee's employees, Lessee waives any immunity, defense or other protection that might be afforded to Lessee by any worker's compensation, industrial insurance or similar laws, with regard to such claim or action against Lessor.

          24.4 Waiver by Lessee. Lessee waives and releases all claims against Lessor, its officers, managers, partners, employees, agents and representatives, for any loss, injury or damage (including consequential damages), to Lessee's property or business during the term of this Lease occasioned by theft, act of God, public enemy, riot, strike, insurrection, war, order of court, governmental body or authority not resulting from any act or omission of Lessor, earthquake, flood, fire, explosion, falling objects, steam, water, rain or snow, leak or by flow of water, rain or snow from the Premises or onto the Premises or from the roof, street, surface or subsurface or from any other place, or by dampness, or by the breakage, leakage, obstruction or defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, lighting fixtures of the Improvements, or by the construction, repair or alteration of the Premises or by any other acts or omissions of any other tenant or occupant of the Park, or visitor to the Park or the Premises or by any third party whomsoever, or by any cause which is beyond Lessor's control.

     24.5 Lessee's obligations under this paragraph 24 shall survive any termination or expiration of this Lease.

 25. Insurance and Waiver of Subrogation. Lessor shall maintain fire and extended coverage insurance on the buildings and improvements at the Park which belong to Lessor and pay for the same, subject to partial reimbursement as provided in paragraph 28.1. If the activities of the Lessee shall increase the cost of such insurance or jeopardize the availability of coverage due to Lessee's operations or failure to comply with fire codes and regulations, Lessor shall have the right to increase the rental payable hereunder by an amount equal to the increased cost of insurance premiums resulting therefrom. If Lessor's insurance hereunder should be canceled due to any actions of Lessee, Lessor may terminate this Lease upon 20 days' notice to Lessee as provided in paragraph 30.

 Lessee shall maintain appropriate property insurance covering its personal property, assets, and fixtures located on the Premises.

 Lessor and Lessee each waive all rights to recover against the other or against the officers, directors, shareholders, partners, members, owners, joint ventures, employees, agents, customers, invitees, or business visitors of the other for any loss or damage to its property arising from any cause except that Lessee shall remain liable for Lessor's -deductible up to a maximum amount of $25,000 for its obligations under paragraphs 14 and 15 and the waiver provided herein to that extent shall not apply. Lessor and Lessee will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof.

 26. Damage/Rebuilding. If the Premises are destroyed or damaged by acts of war, the elements (including earthquake), or fire to such an extent as to render the same untenantable in whole or in substantial part, the Lessor has the option of rebuilding or repairing the same to be exercised by giving notice to Lessee of its intent to rebuild or repair the Premises or the part so damaged within 30 days after receiving notice of the occurrence of any such damage. If the Lessor elects to rebuild or repair and does so without unnecessary delay, Lessee shall continue to be bound by this Lease except that during such period the base rent shall be abated in the same proportion that the Premises are rendered unfit for occupancy by Lessee. If the Lessor fails, for 30 days after the Lessee gives notice of the damage-causing event, to give notice of its intent to repair, Lessee shall have the right to declare this Lease terminated. Lessor's obligation (should it elect to repair or rebuild) shall be limited to the Premises as they existed at the commencement of this Lease, including those improvements which the Lessor was required to perform, and Lessee shall forthwith replace or fully repair, at its expense, all exterior signs, trade fixtures, equipment and other installations originally installed by Lessee or remove the same and repair any damage caused by their removal. Lessee agrees to give prompt written notice to Lessor of any fire loss or of any other damage which may occur to the leased Premises or any portion thereof, or of any other condition or occurrence causing the leased -Premises to be untenantable.

 27. Condemnation. If the Premises, or any part thereof the loss of which impairs the utility of the Premises to a significant extent, are appropriated or taken for any public use by virtue of eminent domain or condemnation proceeding, or by conveyance in lieu thereof, or if by reason of law or ordinance or by court decree, whether by consent or otherwise, the use of the Premises by Lessee for any of the specific purposes herein before referred to shall be prohibited, Lessee shall have the right to terminate this Lease upon written notice to Lessor, and rent shall be paid only to the time when the Lessee surrenders possession of the Premises. In the event of a partial taking, if Lessee is entitled to, but does not elect to, terminate this Lease it shall continue in possession of that part of the Premises not so taken under the same terms and conditions hereof, except that there shall be an equitable reduction of the base rental payment hereunder. All compensation awarded or paid upon such a total or partial taking of the fee of the Premises shall belong to and be the property of Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or to the fee; provided however, Lessor shall not be entitled to any award made to Lessee for loss of business, depreciation to, and cost of removal of stock and/or fixtures, provided that no award for such claims shall reduce the amount of any award made to Lessor.

 28.      Taxes, Assessments and Insurance Premiums.

          28.1 Reimbursement. The Lessee will reimburse the Lessor for increases over 1996 (base year) amounts in the amount of real property taxes and assessments, and for this purpose assessments will be paid by the Lessor in the minimum required amount per year, and premiums for fire insurance, with extended coverage applicable to all insurable buildings and improvements in the Park, including without limitation the cranes now or hereafter installed in the Premises, and with deductibles of $25,000.00 for losses by fire and other insured causes. All other common area costs are the sole responsibility of the Lessor. The Premises, taking into account both the building and the storage area, constitute approximately 3.2% of the Park. It is, therefore, agreed that the taxes, assessments and insurance premiums ("TAIP") applicable to the Premises is 3.2% of the total TAIP applicable to the Park. In the event that there is a material change in the Park, either in land area or in improvements such that the Premises is significantly different from 3.2% of the Park, there will be an equitable adjustment in the Lessee's percentage.

 Commencing with the month of January, 1997, the Lessee will pay as additional rent, monthly, at the same time as base rent, if any, is due, an amount equal to 1/12th of 3.2% of the amount by which the TAIP for the current year exceeds the amount of the TAIP for the year 1996, when it was $638,679-00.

 Inasmuch as the TAIP for any given year will not be fully known as of January 1 of such year, the Lessee will continue to pay at the prior year's rate, adjusted to the extent that the amounts that make up the TAIP for the current year are known. At such time as all amounts that make up the TAIP for the current year are known the monthly payment on account of TAIP will be changed and a further payment, or refund, as the case may be, will be made to compensate for any shortage or overage in the added rent paid in the preceding months. If there is a refund due it will be sent with the notice of the new TAIP amount. If there is a further amount owed it will be paid along with the next monthly rent.

          28.2 Lessee's Taxes. Lessee shall pay all personal property taxes imposed on Lessee's fixtures and equipment and all other taxes, installments of assessments (amortized over the longest permissible time), except general property taxes and assessments, levies, licenses and permit fees, utility hook-up fees and facility charges, and other governmental charges and impositions of any kind and nature whatsoever, together with any interest or penalties attributable to tenant's failure to pay the same when due, which at any time during the term of this Lease may be assessed, levied or become due and payable out of, or in respect of, the Premises or Lessee's use thereof, or become a lien on the Premises, including, without limitation, any sales tax, business and occupation tax, excise tax or similar tax or imposition imposed upon rent or Lessor's business of leasing property, and the cost of compliance with any governmental requirements or regulations relating the Lessee's use of the Premises or the utility services thereto, or the conduct of Lessee's business (collectively, the "Impositions"); provided, however, Lessee shall not be obligated to pay Lessor's net income taxes or any transfer or excise tax imposed upon the conveyance of the Premises, or business and occupation taxes imposed upon Lessor's business activities other than leasing property. Impositions shall be paid by Lessee when due if billed directly to Lessee, and within 30 days of receipt of billing by Lessor if such Impositions are billed to the Lessor.

 29. Non-waiver of Breach. The waiving of any of the covenants of this Lease by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenants. The consent by Lessor to any act by Lessee requiring Lessor's consent shall not be deemed to waive consent to any subsequent similar act by Lessee. The failure of the Lessor to insist upon strict performance of the covenants and agreements of this Lease, shall not be construed to be a waiver or relinquishment of any such covenants or agreements, but the same shall remain in full force and effect.

 30. Default. If Lessee should fail to remedy any default (a) in the payment of any sum due under this Lease within ten days after notice, or (b) in the keeping of any other term, covenant or condition herein with all reasonable dispatch, within 20 days after notice, then in any of such events, Lessor shall have the right, at its option, in addition to, and not exclusive of, any other remedy Lessor may have by operation of law, without further demand or notice, to re-enter the Premises and eject all persons therefrom, using all necessary force so to do, and either (i) declare this Lease at an end, in which event Lessee shall immediately pay to Lessor a sum of money equal to the amount, if any, by which the value of the rent reserved hereunder for the balance of the term of this Lease, discounted to present value at 8% per annurn, exceeds the then reasonable rental value of the Premises for the balance of said term, discounted in like manner, net of all costs incident to reletting the Premises, or (ii) without terminating this Lease may relet the Premises, or any part thereof, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of such re-letting, including without limitation necessary renovation and alterations of the Premises, reasonable attorney fees, real estate commissions paid, and thereafter toward payment of all sums due or to become due Lessor hereunder, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Lessee shall pay Lessor any deficiency monthly, notwithstanding Lessor may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Lessor may bring an action therefore as such monthly deficiencies shall arise.

 31. Litigation Costs/Venue. If any legal action is instituted to enforce or construe this Lease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorney fees and expenses. If any legal fees are incurred by Lessor relative to the enforcement of any term of this Lease, with or without suit, Lessee shall be liable to Lessor for said fees and shall, within ten days of demand by Lessor therefor, pay the same to Lessor. Venue of any legal action brought hereunder shall be Spokane County, State of Washington.

 32. Removal of Personal Property by Lessee. Lessee shall have the right to remove all of its personal property, trade fixtures, and office equipment, whether or not attached to the Premises, provided that such may be removed without serious damage to the Premises. All damage to the Premises caused by removal of such items shall be promptly restored or repaired by Lessee. M property not so removed as of the termination of this Lease shall be deemed abandoned by Lessee.

 33. Removal of Property by Lessor. If Lessor lawfully re-enters or takes possession of the Premises prior to the stated expiration of this Lease, Lessor shall have the right, but not the obligation, to remove from the Premises all personal property located therein and may place the same in storage in a public warehouse at the expense and risk of Lessee, and shall have the right to sell such stored property, without notice to Lessee, after it has been stored for a period of 30 days or more, the proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums which may then be due from Lessee to Lessor under any of the terms hereof, the balance, if any, to be paid to the Lessee.

     34. Loading Platforms. The Lessee shall maintain all loading platforms attached to Building #7.

     35. Insolvency. If Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of Lessee, then Lessor may cancel this Lease at its option.

 36.      Assignments and Subletting.

          36.1 Consent Required. The Lessee shall not assign this lease, or any interest therein, or sublet the Premises, or any part thereof, or allow, permit or suffer any other entity to use or occupy any part of the Premises without the prior written consent of the Lessor.

          36.2 Change in Lessee Ownership. Lessee being a corporation, any change in the ownership or voting power of the Lessee which cumulatively amounts to more than 40%, whether in a single transaction or in a series of transactions, or which results in a transfer of the control of the Lessee, shall constitute an assignment requiring the Lessor's prior written consent; provided that changes in ownership which occur in the ordinary course of the conduct of the ESOP will not trigger the application of this paragraph, and provided further, that any other change in ownership which would otherwise trigger the application of this paragraph shall be submitted to Lessor for waiver of this paragraph, such waiver not to be unreasonably withheld or delayed.

          36.3 Request for Consent. If at any time the Lessee desires to assign or sublet this lease in whole or in part, the Lessee shall submit a written request to the Lessor, including with the request, the identification of the proposed assignee or sublessee, a history of its prior operations, a description of its proposed operations, audited financial statements for its most recently completed fiscal period and a statement of the terms upon which the assignment or the subletting is proposed to be made. The Lessee will promptly, on request, submit to the Lessor such further documentation relative to the proposed assignment or sublease as the Lessor may request.

          36.4 Reimbursement of Costs. The Lessee will reimburse the Lessor for all costs and expenses reasonably incurred by the Lessor in evaluating the proposed assignment or subletting.

          36.5 Withholding Consent. The Lessor may withhold its consent on any of the following bases: If the liquidity and/or net worth and/or profitability of the proposed assignee or sublessee is materially less than that of the Lessee; if the proposed use by the assignee or sublessee would, in the Lessor's reasonable judgment, have an adverse effect on the Park; if the proposed assignee's or sublessee's history as a tenant is, in the reasonable judgment of the Lessor, unsatisfactory; if any other reason exists which the Lessor, in its reasonable judgment, deems to be sufficient. Consent otherwise shall not be unreasonably withheld or delayed.

          36.6 Conditions of Consent. If consent to the assignment or subletting is granted, it may be granted on such reasonable conditions as the Lessor may deem appropriate in light of all of the circumstances, including the proposed use by the assignee or sublessee, and any change in conditions since the commencement of this lease. The conditions may include a reasonable additional charge for administrative services of the Lessor incident to the transaction.

          36.7 Increased Rent Shared. If the assignee or sublessee would pay more for the Premises which it has proposed to occupy than is being paid by the Lessee, or if the proposed assignee or sublessee is paying any consideration to the Lessee for the assignment or subletting, then 50% of any such payment shall be paid to the Lessor as additional rent.

          36.8 Submit Documents. All documents incident to the proposed transaction will be submitted to the Lessor in their proposed form and shall be subject to the Lessor's approval. If approval is given, then, promptly following their execution, copies of all such executed documents of assignment or subletting, or incident thereto, shall be furnished to the Lessor.

          36.9 Assignee Bound. Any assignee or sublessee shall be subject to all of the terms and conditions of this lease, including without limitation, those terms and conditions applicable to assignment or subletting, provided that the assignment or sublease may be canceled or terminated, but not otherwise modified, without the consent of the Lessor, but, in any such event, the Lessor shall be promptly notified of the cancellation or termination and provided with copies of all documents incident thereto.

     36. 10 Lessee Remains Obligated. No assignment or subletting shall, to any extent, impair, limit or qualify the continuing obligation of the Lessee to perform all of the obligations of the Lessee under this lease, all the same as if the assignment or subletting had not taken place.

          36.11 Additional Notice. If so requested by the Lessee, or included in the documents of assignment or subletting, and that provision is specifically called to the attention of the Lessor by written notice, the Lessor will give to the assignee or sublessee any notice that it gives to the Lessee, but if such provision is included, then, on that account, the monthly rent may be increased by a reasonable amount to defray the Lessor's additional administrative costs.

          36.12 Joint Liability. In the event of any default under the lease which in any way relates to the assignment or subletting, the Lessee and the assignee or sublessee shall be jointly and severally obligated to the Lessor to remedy the default and to pay any damages that the Lessor may sustain on account of the default.

          36.13 Default. Any purported assignment or subletting in whole or in part, without full compliance with this paragraph 36, shall constitute a default under this lease and shall vest no rights in the purported assignee or sublessee.

 37. Statements by Lessee. Lessee agrees at any time and from time to time, upon not less than ten days' prior request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing (Estoppel Certificates), certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the base rent and additional rent have been paid in advance, if any, it being intended that any such statement delivered. pursuant to this paragraph may be relied upon by any existing or prospective purchaser, mortgagee, or assignee of the Premises or the Park.

 38. Subordination. Lessee, upon request of Lessor, will subordinate this Lease to any mortgage, deed of trust, or other security interest (mortgage) which now or hereafter affects the Premises, and to any renewals, modifications or extensions of such mortgage. Lessee will execute and deliver, at Lessor's expense, such instruments thus subordinating this Lease or evidencing such subordination; provided, however, Lessor shall deliver or cause to be delivered to Lessee an agreement in writing from any such mortgagee to the effect that so long as Lessee shall faithfully discharge its obligations under this Lease, its tenancy will not be disturbed nor this Lease affected by any default of such mortgage, and that in the event of a sale of the Premises in foreclosure or any sale, transfer or conveyance in lieu thereof, that same will be sold, transferred or conveyed subject to this Lease.

     39. Short Form Lease. Each party agrees to execute upon request of the other a short form lease for the purpose of recordation. Each party agrees to re-execute this Lease at any time upon the request of the other.

 40.      Miscellaneous.

          40.1 Use of Terms. Whenever the singular number is used in this Lease and whenever required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association or other entity. If there be more than one lessee, the obligations hereunder imposed upon Lessee shall be joint and several.

     40.2 Entire Agreement/Modifications. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

     40.3 Time of the Essence. Time is and shall be of the essence of each term and provision of this Lease.

     40.4. Heirs and Successors. All the covenants, agreements, provisions, and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs, executors, administrators and assigns.

     40.5. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any of the provisions hereof.

     40.6. No Other Agreements. The parties acknowledge that no representation or condition or agreements varying or adding to this Lease have been made either orally or in writing.

          40.7. Notices. All notices and demands required or allowed to be given hereunder shall be in writing and sent by registered or certified mail, return receipt requested, or hand delivered and receipted for, to the respective parties at the following addresses, or at such other address that either party may designate by notice in writing:

 Lessor:          3808 N. Sullivan Road, Building N-15, Spokane, WA 99216

 Lessee:          P. 0. Box 14918, Spokane, WA 99214-0918

     41. Riders. The riders or exhibits, if any, attached to this Lease are made part hereof by reference.

 42. Environmental Considerations. As used in this lease, the term "Hazardous Substance" shall mean any substance, chemical or waste, including petroleum products or radioactive substances, that is now or shall hereafter be listed, defined or regulated as hazardous, toxic or dangerous under any applicable Environmental Laws.

          As used in this lease, "Environmental Law" shall mean any federal, state, or local laws, ordinances, rules, regulation and requirements now or hereafter enacted or adopted (including without limitation, consent decrees and administrative orders) relating to the generation, use, manufacture, treatment, transportation, storage, disposal, or release of any Hazardous Substance.

          Lessee shall not, without prior written notice to Lessor, engage in or allow the generation, use, manufacture, treatment, transportation, storage, investigation, testing, release or disposal of any Hazardous Substance in, on, under or adjacent to the Premises. Lessee shall ensure that at all times Lessor has true, complete and accurate information regarding any of Lessee's activities on the Premises involving Hazardous Substances. Lessee shall provide Lessor with (a) a description of any processes or activities involving the use of Hazardous Substances to be conducted by Lessee on the Premises, (b) a description (by type and amount) of any Hazardous Substances Lessee plans to generate, use, manufacture, transport, store or dispose of in connection with its use of the Premises, and (c) a description of techniques and management practices to be utilized by Lessee to reduce the amount of Hazardous Substances used and/or generated, to prevent release of Hazardous Substances to the environment and to ensure the proper handling labeling, use and disposal of Hazardous Substances used by Lessee on the Premises. Lessee shall notify Lessor prior to any material changes in such processes, activities, type and amount of Hazardous Substances and/or techniques and management practices and in any event, Lessee shall report to Lessor at least once yearly regarding any such processes, activities, Hazardous Substances, techniques, and management practices. Lessee shall contemporaneously provide Lessor with copies of all reports, listings or other information required by any governmental entity relating to any Hazardous Substances utilized by Lessee, and shall promptly provide any other information related to Lessee's utilization of Hazardous Substances as Lessor may reasonably request.

          Lessee shall not engage in or allow the unlawful release (from underground tanks or otherwise) of any Hazardous Substance in, on, under or adjacent to the property (including air, surface water and ground water on, in, under or adjacent to the property). Lessee, with respect to the Premises, shall at all times, and shall cause its employees, agents and contractors at all times, to be in compliance with all Environmental Laws with respect to any Hazardous Substances and shall handle all Hazardous Substances in compliance with applicable Environmental Law and good industry standards and management practices.

          Lessee shall promptly notify Lessor, in writing, if Lessee has, or acquires, notice or knowledge that any Hazardous Substance has been, or is threatened to be, released, discharged or disposed of, on, in, under or from the Premises. Lessee shall immediately take such action as is necessary to report to governmental agencies as required by applicable law and to detain the spread of and remove, to the satisfaction of Lessor and any governmental agency having jurisdiction, any Hazardous Substances released, discharged or disposed of as the result of, or in any way connected with, Lessee's activities on the Premises and which is now, or is hereafter determined to be, unlawful or subject to Environmental Laws and/or governmentally imposed remedial requirements. Lessee shall immediately notify Lessor and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with Environmental Laws. Lessee shall promptly cure and have dismissed with prejudice any such actions or proceedings in any way connected with Lessee's activities on the Premises, to the reasonable satisfaction of Lessor, and Lessee shall keep the Premises free of any lien imposed pursuant to any Environmental Law. Lessor shall have the right at all reasonable times, and from time to time, to conduct environmental audits of the Premises (including sampling, testing, monitoring and accessing environmental records required by applicable law) by a consultant of Lessor's choosing, and Lessee shall cooperate with the conduct of such audits. If any violation of any Environmental Law by Lessee or any violation of Lessee's obligations under this paragraph are discovered, in addition to any other
right Lessor may have, the costs incident to such audit, including the fees and expenses of such consultant, shall be paid by Lessee to Lessor on demand as additional rent.

          Lessee shall at all times maintain an employee or consultant familiar with Environmental Laws and charged with responsibility for Lessee's compliance with all Environmental Laws and shall advise Lessor of the name, address and phone number of such employee or consultant. Lessee shall implement a system to review Lessee's Hazardous Substance activities on a regular basis and shall in good faith (consistent with sound business practices) implement and maintain best management practices to minimize the hazards posed by materials utilized by Lessee, for example, by reducing the amounts of Hazardous Substances used and disposed of, by utilizing less dangerous or less toxic materials or by implementing programs to ensure the safe and proper handling, labeling, use and disposal of Hazardous Substances.

          Each year, between January 1 and March 31, Lessee shall conduct a self environmental audit of Lessee's operations, regulatory compliance status, and the Premises utilizing Lessor's standard format and checklists. Lessee shall present the results of the environmental audit, and proposed operational changes to address any audit deficiencies, to Lessor in writing within six weeks after conducting the audit.

          Prior to its vacation of the Premises, in addition to all other requirements under this lease, Lessee shall remove any Hazardous Substances placed on the Premises during the term of this lease or Lessee's possession of the Premises, and shall demonstrate such removal to the Lessor's reasonable satisfaction.

          Lessee's obligations under this paragraph with respect to any occurrence during the term of this lease shall survive any termination or expiration of this lease.

          Lessee is solely responsible for all costs and expenses related to the clean up, remediation or monitoring of Hazardous Substances on the Premises or any other properties which become contaminated with Hazardous Substances as a result of activities on, or the contamination of, the Premises during the term of this lease or any extension, renewal or holding over.

          Lessee's obligations are unconditional and shall survive and continue in effect after the termination of the lease or the transfer of the Premises voluntarily or involuntarily, to the Lessor or others.

          Lessor shall, at the inception of this Lease, advise Lessee in writing as to the present condition of the Premises vis-a-vis hazardous substances according to the best knowledge, information and belief of Lessor.

 43. Brokers and Finders. Neither party has had any contact or dealings regarding the Premises, or any communication in connection with the subject matter of this Lease, through any real estate broker or other person who is entitled to claim a commission or finder's fee in connection with the Lease contemplated hereby. In the event that any broker or finder makes a claim for a commission *or finder's fee based upon, or alleged to be based upon, any such contract, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for, and shall indemnify, defend and hold harmless the other party from, such claim for commission or fee or allegation thereof and all costs and expenses (including reasonable attorney fees) incurred by the other party in defending against the same.

 44. Arbitration. In the event that a dispute should arise under this lease, as a condition precedent to suit, the dispute shall be submitted to arbitration in the following manner: The party seeking arbitration shall submit to the other party a statement of the issue(s) to be arbitrated and shall designate such party's nominated arbitrator. The responding party shall respond with any additional or counter statement of the issue(s), to be arbitrated and shall designate the responding party's arbitrator, all within fourteen (14) days after receipt of the initial notice. The two arbitrators thus nominated shall proceed promptly, and in any event within ten days, to select a third arbitrator. The arbitrators shall, as promptly as the circumstances allow and within a time established by a majority vote of the arbitrators, conduct a hearing on the issues submitted to them, and shall render their decision in writing. Any decision as to procedure or substance made by a majority of the arbitration panel shall be binding. A decision by a majority of the arbitrators on any issue submitted shall be the decision of the arbitration panel as to that issue. The arbitrators have authority to award costs and attorney fees to either party in accordance with the merits and good faith of the positions asserted by the parties. In lieu of appointing three arbitrators in the manner set forth above, the parties may, by agreement, designate a single arbitrator. Except as provided herein the arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association and the statutes of the State of Washington pertaining to binding arbitration.

 IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

 LESSEE:                                       LESSOR:

 CXT INCORPORATED                              CROWN WEST REALTY, L.L.C.
 a Delaware corporation

 By: ______________________                    By: ___________________________
    John G. White, President & CEO              Richard D. Rollnick, President

 STATE OF WASHINGTON
                                             ) ss.
 County of Spokane

 On this day 30th day of December, 1996, personally appeared JOHN G. WHITE to me known to be the President and CEO of CXT INCORPORATED, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

 Name Printed: March Combs
               -----------
  NOTARY PUBLIC in and for the State
 -
 of Washington, residing at Spokane.

 My Commission Expires:                 8/1/98









 STATE OF WASHINGTON
                                               ss.
 COUNTY OF SPOKANE

 On this 30th day of December, 1996, personally appeared RICHARD D. ROLLNICK, to me known to be the President of CROWN WEST REALTY, L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

 Name Printed:    March Combs
  NOTARY PUBLIC in and for the State
 -
 of Washington, residing at Spokane.

 My Commission Expires:  8/1/98